CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in its Registration Statements on Form S-3 (File No. 333-183689, 333-184192 and 333-193786) of YOU On Demand Holdings, Inc. and its Subsidiaries (the "Company") of our report dated April 5, 2013, relating to the consolidated financial statements as of December 31, 2012 and 2011 and for each of the two years then ended, which appear in this Amendment No.1 to Annual Report on Form 10-K/A.

UHY LLP

New York, New York
February 26, 2014